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                                                                    Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Radian Group Inc. on Form S-3 of our reports dated March 15, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
April 18, 2002